11960 Southwest 144th Street
Miami, Florida 33186
(305) 253-5099
www.noven.com

F O R            I M M E D I A T E            R E L E A S E

NOVEN ANNOUNCES 2006 FINANCIAL RESULTS

Noven Reports Record Net Revenues of $61 Million and Diluted EPS of $0.66

Novogyne Profit Contribution Increases 16% to a Record $28.6 Million

Miami, FL, March 1, 2007 — Noven Pharmaceuticals, Inc. (NASDAQ: NOVN), a leading developer of advanced transdermal drug delivery technologies and prescription transdermal products, today announced financial results for the quarter and year ended December 31, 2006.

“Our major achievements in 2006 included the U.S. launch of our Daytrana™ methylphenidate transdermal system by Shire plc, the market leader in Attention Deficit Hyperactivity Disorder therapy,” said Robert C. Strauss, Noven’s President, CEO & Chairman. “The approval and launch of this first-of-its-kind ADHD patch diversified our sources of revenue, increased our cash and short-term investments to over $150 million, and contributed to significant growth in our top and bottom lines. Thanks to growth in our Vivelle-Dot® estrogen patch and an outstanding effort by our sales force, the Novogyne joint venture had a record year. In all, 2006 was an outstanding year, and we believe 2007 holds the promise of continued progress and growth in our business.”

Full Year 2006 Results
Noven’s 2006 net income increased 60% to $16.0 million, or $0.66 diluted earnings per share, compared to $10.0 million, or $0.42 diluted earnings per share, in 2005.

Noven’s net revenues for 2006 increased 16% to $60.7 million, reflecting $8.6 million in Daytrana™ product sales to Shire and $5.9 million in Daytrana™ license revenues. Net revenues in the prior year benefited from the recognition of $5.7 million in fentanyl deferred license revenues, as discussed below. Noven’s overall gross margin for 2006 was 24%, reflecting startup costs and related inefficiencies associated with the expedited production of Daytrana™ launch quantities in the 2006 second quarter, as well as increased overhead costs associated with facility expansion for new products and quality-related improvements. Comparisons between full year 2006 and 2005 gross margins are not meaningful due to the 2005 fentanyl inventory write-off, discussed below.

Research and development expenses in 2006 decreased 13% to $11.5 million, primarily due to reduced development work related to our fentanyl and Daytrana™ transdermal systems. Marketing, general and administrative expenses increased 28% to $21.7 million, due largely to $2.5 million in stock-based compensation expenses that were not required to be recognized in Noven’s statements of operations prior to 2006, a $1.1 million increase in personnel costs and a $0.6 million termination charge related to the 2006 third quarter cost reduction program (the “2006 Termination Charge”).

Noven recognized a record $28.6 million in earnings from Novogyne Pharmaceuticals, the women’s health products company owned jointly by Noven and Novartis Pharmaceuticals Corporation, representing a 16% increase over the $24.7 million reported in 2005. Novogyne’s net income for 2006 increased 13% to $65.3 million.

Novogyne’s 2006 net revenues increased 9% to $131.9 million, reflecting higher sales of Vivelle-Dot®, partially offset by increased sales returns allowances. Total prescriptions for Vivelle-Dot® increased 6% in 2006 compared to 2005, and total prescriptions for Novogyne’s products, taken as a whole, increased 3%, while the overall U.S. hormone therapy market declined 4% during the same period. Novogyne’s selling, general and administrative expense increased 5% to $37.3 million, primarily due to increased promotional spending for Vivelle-Dot®.

Full-Year 2006 Adjusted Earnings
Noven’s results for 2005 included certain non-recurring items that did not impact 2006 results. Specifically, in the third quarter of 2005, the FDA advised Noven that it did not intend to approve Noven’s pending application for a generic fentanyl patch. As a result of the FDA’s decision, Noven recorded a 2005 third quarter charge of $9.5 million related to the write-off of its existing fentanyl inventories (the “2005 Inventory Write-Off”), and a 2005 fourth quarter charge of $0.4 million related to fentanyl inventory destruction (the “2005 Destruction Charge”). In connection with that decision, Noven recognized $5.7 million in previously deferred fentanyl license revenues in the fourth quarter of 2005 (the “2005 Fentanyl Revenues”). Full-year 2006 also included certain items that did not impact 2005 results, including the 2006 Termination Charge and an aggregate $3.3 million in stock-based compensation expenses.

Excluding these 2005 and 2006 items and all related tax effects, net income for 2006 would have been $18.7 million or $0.76 diluted earnings per share, compared to $12.7 million or $0.53 diluted earnings per share for 2005. A reconciliation of net income and diluted earnings per share to net income and diluted earnings per share as adjusted to reflect the excluded items is attached to this press release.

2006 Fourth Quarter Results
Noven’s net income for the quarter ended December 31, 2006 (the “current quarter”) was $7.1 million or $0.29 diluted earnings per share, compared to net income of $6.1 million or $0.25 diluted earnings per share in the quarter ended December 31, 2005 (the “2005 quarter”). Results for the 2005 quarter included the 2005 Fentanyl Revenues and the 2005 Destruction Charge.

Noven’s net revenues for the current quarter were $17.2 million, a 3% increase from the $16.8 million reported in the 2005 quarter. Current quarter net revenues included $3.0 million in Daytrana™ product sales to Shire and $2.0 million in Daytrana™ license revenues. Net revenues in the 2005 quarter included the 2005 Fentanyl Revenues. Total prescriptions for Daytrana™ increased 69% in the current quarter compared to the quarter ended September 30, 2006, the first full quarter after the product’s launch. Noven’s gross margin for the current quarter was 30% compared to 21% for the 2005 quarter. This improvement in gross margin reflected Noven’s 2006 cost reduction programs as well as the 2005 Destruction Charge, which impacted only the 2005 quarter.

Research and development expenses decreased 26% to $2.6 million in the current quarter compared to the 2005 quarter, primarily due to reduced development work related to Daytrana™. Marketing, general and administrative expenses increased 20% to $5.3 million, primarily reflecting $0.7 million in stock-based compensation expenses that were not required to be recognized in Noven’s statements of operations prior to 2006.

Noven recognized $9.3 million in earnings from Novogyne in the current quarter, representing a 23% increase over the $7.6 million recognized in the 2005 quarter. Novogyne’s net income for the current quarter increased 20% to $19.2 million.

Current quarter net revenues at Novogyne were $36.0 million, a 9% increase over the 2005 quarter, reflecting increased sales of Vivelle-Dot®, partially offset by increased sales and returns allowances. Total prescriptions for Vivelle-Dot® increased 5% in the current quarter compared to the 2005 quarter, and total prescriptions for Novogyne’s products, taken as a whole, increased 3%, while the overall U.S. hormone therapy market declined 3% for the period. Novogyne’s selling, general and administrative expenses decreased 8% to $9.1 million, primarily reflecting lower samples and insurance expenses.

Fourth Quarter 2006 Adjusted Earnings
The results discussed above for the 2005 quarter included the 2005 Fentanyl Revenues and the 2005 Destruction Charge. The results discussed above for the current quarter included $0.9 million in stock-based compensation expenses that were not required to be recognized in Noven’s statements of operations prior to 2006.

Excluding these quarterly items and all related tax effects, Noven’s net income for the current quarter would have been $7.7 million or $0.31 diluted earnings per share, compared to $2.7 million or $0.11 diluted earnings per share for the 2005 quarter. A reconciliation of net income and diluted earnings per share to net income and diluted earnings per share as adjusted to reflect the excluded items is attached to this press release.

Noven Balance Sheet
At December 31, 2006, Noven had an aggregate $153.6 million in cash and cash equivalents and short-term investments, compared to $84.9 million at December 31, 2005. This increase reflected receipt of a $50.0 million milestone payment following approval of Daytrana™, $26.4 million in distributions from Novogyne, and $13.2 million received in connection with the exercise of stock options, partially offset by $6.3 million in purchases of fixed assets to expand production for future products and $5.1 million in payments of amounts owed to Shire in connection with clinical development of Daytrana™. Noven’s working capital at December 31, 2006 almost doubled to $180.8 million from $91.1 million at December 31, 2005. In the first quarter of 2007, Noven received from Shire the first of three potential $25.0 million milestone payments related to 2006 sales of Daytrana™. This payment contributed to the increase in working capital as it was included in current receivables and deferred license revenues on Noven’s December 31, 2006 balance sheet and will be recognized over a period of years.

Analyst Conference Call
A conference call with management relating to Noven’s financial results will be broadcast live via the Internet at www.noven.com beginning at 5:00 p.m. Eastern time today, March 1st. Thereafter, a rebroadcast of the call will be accessible at the same website for at least two weeks. A taped replay of the conference call will be available from the evening of March 1st through March 3rd by calling 877-660-6853 (from within the U.S.) or 201-612-7415 (from outside the U.S.) and entering the access code number 286 and ID number 228057. The conference call will contain forward-looking information in addition to that contained in this press release.

Non-GAAP Financial Information
Under accounting principles generally accepted in the U.S. (“GAAP”), “net income” and “diluted earnings per share” include all charges for the periods reported. In addition to results determined in accordance with GAAP, in this press release Noven has provided net income and diluted earnings per share for the periods presented excluding stock-based compensation expenses, the 2006 Termination Charge, the 2005 Fentanyl Revenues, the 2005 Inventory Write-Off and the 2005 Destruction Charge. Noven believes that comparing Noven’s period-to-period financial results without giving effect to those items may be helpful to investors to permit them to compare Noven’s period-to-period financial results on a more uniform basis. For the same reasons, management uses these non-GAAP financial measures to evaluate Noven’s current performance against its historical performance and to plan our future business activities. These measures should not be considered alternatives to measures computed in accordance with GAAP, nor should they be considered indicators of Noven’s overall financial performance. Adjusted net income and adjusted diluted earnings per share are limited by the fact that companies may not necessarily compute them in the same manner, thereby making these measures less useful than the same measures calculated in accordance with GAAP.

About Noven
Noven Pharmaceuticals, Inc., headquartered in Miami, Florida, is a leading developer of advanced transdermal drug delivery technologies and prescription transdermal products. Noven is committed to expanding the universe of available transdermal therapies for the benefit of patients, partners and shareholders. Noven’s prescription patches are approved in over 30 countries and include Vivelle-Dot® (the most prescribed estrogen patch in the U.S.) and Daytrana™ (the first and only patch approved for the treatment of ADHD). A range of new patches is being developed by Noven in collaboration with industry partners. See www.noven.com for additional information.

Contact:
Joseph C. Jones
Vice President – Corporate Affairs
(305) 253-1916

Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve substantial risks and uncertainties. When used in this press release, the word “believe” and similar expressions identify certain of such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the current expectations of Noven and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond Noven’s control. By category, these risks and uncertainties include: Daytrana™ - the risk of supply interruptions of methylphenidate, which is necessary for the production of Daytrana™, including uncertainties relating to future DEA awards of methylphenidate procurement quota, which interruptions could negatively affect production, facility utilization and Noven’s revenues and gross margin in future periods as well as market acceptance for Daytrana™; the risk that Noven may encounter production inefficiencies or other issues in the process of manufacturing Daytrana™, which could adversely affect the success of the product and Noven’s results of operations; the risk that the limited prescription data presently available for Daytrana™ may not be representative of the future market for the product; the risk that historical Daytrana™ sales may not be indicative of future sales; risks related to competition (including from other ADHD products marketed or under development by Shire) and market acceptance of Daytrana™ that could adversely affect the commercial success of Daytrana™ and could, among other things, limit Noven’s ability to achieve additional milestone payments under its agreement with Shire; the possibility that the market for methylphenidate products may be negatively affected by the ongoing public debate in the United States regarding the appropriateness of using methylphenidate and other medications to treat children with ADHD, as well as the outcome of the FDA’s ongoing inquiry into the possible cardiac, psychiatric and other side effects of ADHD medications, and that the FDA’s inquiry could result in related “black-box” warnings being added to the labeling for these medications; HT Market - risks associated with increased competition in the HT market; any further impact on Noven’s HT business due to the announcement of additional negative clinical results or otherwise, which could reduce or eliminate any profit contribution by Novogyne to Noven and/or sales of HT products from Noven to Novogyne and Novartis Pharma; the risk that Novogyne may not be able to realize the full value of the marketing rights for Noven’s CombiPatch product; and risks and uncertainties related to the fact that Vivelle-Dot® comprises a substantial majority of Novogyne’s aggregate total prescriptions; Noven’s Partners - the risk that Noven’s development partners may have different or conflicting priorities than Noven’s, which may adversely impact their ability or willingness to assist in the development and commercialization of Noven’s products or to continue the development programs; the possibility that Noven’s development programs may not proceed on schedule or as expected, which could, among other things, prevent Noven from achieving milestone objectives and/or cause delays or cancellations of programs; and the possibility that Noven’s current development priorities could render Noven unable to advance Noven’s other development projects or increase the cost of advancing those projects. For additional information regarding these and other risks associated with Noven’s business, readers should refer to Noven’s Annual Report on Form 10-K as well as other reports filed from time to time with the Securities and Exchange Commission.

Noven Pharmaceuticals, Inc.

Statements of Operations Data:
(amounts in thousands, except per share	Three Months Ended		Twelve Months Ended
amounts) (unaudited)	December 31,		December 31,

	2006	2005	2006	2005

Revenues:
Product revenues – Novogyne:
Product sales	$5,724	$5,478	$19,714	$19,910
Royalties	1,707	1,827	6,845	6,444

Total product revenues — Novogyne	7,431	7,305	26,559	26,354
Product revenues – third parties	6,119	2,209	21,767	14,097

Total product revenues	13,550	9,514	48,326	40,451
Contract and license revenues:
Contract	854	735	1,966	2,528
License	2,838	6,536	10,397	9,553

Contract and license revenues	3,692	7,271	12,363	12,081
Net revenues	17,242	16,785	60,689	52,532
Expenses:
Cost of products sold – Novogyne	3,798	4,328	14,102	13,547
Cost of products sold – third parties	5,642	3,193	22,406	20,500

Total cost of products sold	9,440	7,521	36,508	34,047
Research and development	2,555	3,463	11,454	13,215
Marketing, general and administrative	5,315	4,434	21,701	16,915

Total expenses	17,310	15,418	69,663	64,177

Income (loss) from operations	(68)	1,367	(8,974)	(11,645)
Equity in earnings of Novogyne	9,309	7,561	28,632	24,655
Interest income, net	1,382	634	4,272	2,242

Income before income taxes	10,623	9,562	23,930	15,252
Provision for income taxes	3,503	3,500	7,942	5,280

Net income	$7,120	$6,062	$15,988	$9,972

Basic earnings per share	$0.30	$0.26	$0.67	$0.42

Diluted earnings per share	$0.29	$0.25	$0.66	$0.42

Weighted average number of common shares outstanding:
Basic	23,921	23,603	23,807	23,566

Diluted	24,578	23,861	24,252	23,981

	As Of
Balance Sheet Data:
(amounts in thousands) (unaudited)	December 31, 2006	December 31, 2005

Cash and cash equivalents	$9,144	$66,964
Short-term investments	144,455	17,900
Investment in Novogyne	23,296	23,243
Total assets	281,365	185,910
Deferred license revenues	89,272	23,655
Stockholders’ equity	176,675	140,621

Noven Pharmaceuticals, Inc.
Reconciliation of Non-GAAP Measures to GAAP

Statements of Operations Data:		Three Months Ended			Three Months Ended
(amounts in thousands, except per share amounts) (unaudited)		December 31, 2006			December 31, 2005

	Non-			Non-
	GAAP[1]	Adjustments[1]	GAAP[3]	GAAP[2]	Adjustments[2]	GAAP[3]

Net revenues	$17,242		$17,242	$11,131	5,654	$16,785
Expenses:
Cost of products sold	9,258	182	9,440	7,079	442	7,521
Research and development	2,476	79	2,555	3,463		3,463
Marketing, general and administrative	4,648	667	5,315	4,434		4,434

Total expenses	16,382	928	17,310	14,976	442	15,418

Income (loss) from operations	860	(928)	(68)	(3,845)	5,212	1,367
Equity in earnings of Novogyne	9,309		9,309	7,561		7,561
Interest income, net	1,382		1,382	634		634

Income before income taxes	11,551	(928)	10,623	4,350	5,212	9,562
Provision for income taxes	3,861	(358)	3,503	1,674	1,826	3,500

Net income	$7,690	$(570)	$7,120	$2,676	$3,386	$6,062

Basic earnings per share	$0.32	$(0.02)	$0.30	$0.11	$0.15	$0.26

Diluted earnings per share	$0.31	$(0.02)	$0.29	$0.11	$0.14	$0.25

Weighted average number of common shares outstanding:
Basic	23,921		23,921	23,603		23,603

Diluted[4]	24,728	(150)	24,578	23,861		23,861

(1)	Non-GAAP amounts for the three months ended December 31, 2006 exclude equity compensation expenses of $0.9 million associated with the adoption of FAS 123( R ) — Share Based Payments.

(2)	Non-GAAP amounts for the three months ended December 31, 2005 exclude adjustments associated with the earning and recognition of the remaining fentanyl deferred license revenue as well as charges associated with the destruction of fentanyl inventories.

(3)	Reflects operating results in accordance with accounting principles generally accepted in the United States (GAAP).

(4)	Diluted weighted average number of shares outstanding for the three months ended December 31, 2006 on a non-GAAP basis have been adjusted to include shares that were excluded from the GAAP calculation as a result of the adoption of FAS 123( R ).

Noven Pharmaceuticals, Inc.
Reconciliation of Non-GAAP Measures to GAAP

Statements of Operations Data:		Twelve Months Ended			Twelve Months Ended
(amounts in thousands, except per share amounts) (unaudited)		December 31, 2006			December 31, 2005

	Non-			Non-
	GAAP[1]	Adjustments[1]	GAAP[3]	GAAP[2]	Adjustments[2]	GAAP[3]

Net revenues	$60,689		$60,689	$46,878	5,654	$52,532
Expenses:
Cost of products sold	36,093	415	36,508	24,130	9,917	34,047
Research and development	11,041	413	11,454	13,215		13,215
Marketing, general and administrative	18,651	3,050	21,701	16,915		16,915

Total expenses	65,785	3,878	69,663	54,260	9,917	64,177

Loss from operations	(5,096)	(3,878)	(8,974)	(7,382)	(4,263)	(11,645)
Equity in earnings of Novogyne	28,632		28,632	24,655		24,655
Interest income, net	4,272		4,272	2,242		2,242

Income before income taxes	27,808	(3,878)	23,930	19,515	(4,263)	15,252
Provision for income taxes	9,149	(1,207)	7,942	6,830	(1,550)	5,280

Net income	$18,659	$(2,671)	$15,988	$12,685	$(2,713)	$9,972

Basic earnings per share	$0.78	$(0.11)	$0.67	$0.54	$(0.12)	$0.42

Diluted earnings per share	$0.76	$(0.10)	$0.66	$0.53	$(0.11)	$0.42

Weighted average number of common shares outstanding:
Basic	23,807		23,807	23,566		23,566

Diluted[4]	24,501	(249)	24,252	23,981		23,981

(1)	Non-GAAP amounts for 2006 exclude equity compensation expenses of $3.3 million associated with the adoption of FAS 123( R ) — Share Based Payments and a $0.6 million one-time termination charge related to Noven’s cost reduction program undertaken in 2006.

(2)	Non-GAAP amounts for 2005 exclude adjustments associated with the earning and recognition of the remaining fentanyl deferred license revenues as well as the write-off of fentanyl inventories and associated destruction charges.

(3)	Reflects operating results in accordance with accounting principles generally accepted in the United States (GAAP).

(4)	Diluted weighted average number of shares outstanding for the twelve months ended December 31, 2006 on a non-GAAP basis have been adjusted to include shares that were excluded from the GAAP calculation as a result of the adoption of FAS 123( R ).